UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2014

SW CHINA IMPORTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173873	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12655 N Central Expressway Suite 100, Dallas TX 75243
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  214-666-8364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 18, 2014, SW China Imports, Inc.  (the “Company”) entered into a Purchase Agreement with Loe & Associates LLC (“Loe”), a limited liability company organized under the laws of the State of Washington, whereby the Company will acquire all the issued and outstanding shares of Loe in exchange for the issuance of 126,000,000 shares of the Company’s common stock, in restricted form.  The Closing of this transaction is expected to occur within four months and is contingent on Loe’s completion of its audit.

Loe owns and operates a medical cannabis collective (Townsend Herbal Collective).  James Loe, the President of Loe, will join the company as Senior Vice President and Chief Operating Officer immediately.  Mr. Loe will be in charge of opening a second collective in the same general area of Washington State as the Townsend facility. The expansion will also include a grow facility so that the Company can grow more of its own product and experiment with different levels of CBD concentration. It is anticipated that the new facility will be operating within the next 60 days.  Funding for the expansion is being provided by an existing line of credit. Until the closing of the transaction, the new facilities will be jointly owned by the Company and Loe.

Mr. Loe was an all-state basketball star in high school who played for Eastern Washington University and Louisiana Tech University, where he studied psychology. He played professionally in France and Serbia before going into business in Washington State in the Cannabis Collective.

________________________

 ITEM 7.01 FD Disclosure

(a)           The Company issued a press release on April 21, 2014, a copy of which is attached hereto as an exhibit.

(b)           The information contained in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1*	Purchase Agreement with Loe & Associates LLC
99(xi)*	April 21, 2014 Press Release

 __________

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SW CHINA IMPORTS, INC.

April 22, 2014	By:	/s/ Graciela Moreno
Graciela Moreno, CEO